UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007

XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

Cayman Islands	1-10809	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 7, 2007, XL Capital Ltd (the “Company”) completed the sale of $325 million aggregate principal amount of its 6.25% Senior Notes due 2027 (the “Senior Notes”) at the issue price of $998.05 per Senior Note.  The Senior Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated May 2, 2007 between the Company and Goldman, Sachs & Co., as representative of the several underwriters named therein.  The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to the closing, indemnification rights and obligations of the parties and termination provisions.  The Senior Notes were issued pursuant to a Senior Debt Indenture, which the Company entered into with The Bank of New York, as Trustee, on June 2, 2004 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, which the Company entered into with The Bank of New York, as Trustee, on May 7, 2007 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Senior Notes bear interest at a rate of 6.25% per annum, payable semiannually, beginning on November 15, 2007 and mature on May 15, 2027.  Upon the occurrence of an Event of Default (as defined in the Indenture), the trustee or the holders of 25% of the principal amount of the outstanding Senior Notes may require the Company to pay all of the principal amount of the Senior Notes and all accrued and unpaid interest thereon.  The Company may redeem the Senior Notes, in whole or part, from time to time pursuant to the “make whole” provision set forth in the Indenture.  In addition, the Company may redeem the Senior Notes in whole, but not in part, at any time upon the occurrence of certain tax events set forth in the Indenture.  The Company received net proceeds of approximately $322 million from the offering.

The Senior Notes were offered and sold by the Company pursuant to its automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 ASR (File Number 333-130036), filed with the Securities and Exchange Commission on December 1, 2005, as supplemented by the final prospectus supplement filed with the Securities and Exchange Commission on May 3, 2007.  The global note representing the Senior Notes is filed as an exhibit hereto.

The foregoing descriptions of the Underwriting Agreement, the Senior Notes and the Fourth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Senior Note and the Fourth Supplemental Indenture, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 2, 2007, between XL Capital Ltd and Goldman, Sachs & Co., as representative of the underwriters named therein.

4.1	Fourth Supplemental Indenture, dated May 7, 2007, to the Indenture, dated as of June 2, 2004, between the Registrant and The Bank of New York, as trustee.

4.2	Form of 6.25% Senior Note due 2027, incorporated by reference to Exhibit 4.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 7, 2007

XL CAPITAL LTD
(Registrant)
By: /s/ Brian M. O'Hara
Name: Brian M. O'Hara
Title: President & Chief Executive Officer